Exhibit 99.1

Regional Management Corp. Announces Third Quarter 2023 Results

- Net income of $8.8 million and diluted earnings per share of $0.91 -

- 30+ day contractual delinquency rate of 7.3% as of September 30, 2023 -

- Third quarter ending net receivables of $1.8 billion -

Greenville, South Carolina – November 1, 2023 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, today announced results for the third quarter ended September 30, 2023.

“With a high-quality portfolio, prudent expense management, and solid execution of our core business, we delivered another set of strong results in the third quarter,” said Robert W. Beck, President and Chief Executive Officer of Regional Management Corp. “We generated $8.8 million of net income and $0.91 of diluted EPS. Strong loan demand and our conservative underwriting criteria led to high-quality portfolio growth of $62 million, record revenue of $141 million, and a sequential increase in revenue yields of 80 basis points. We also continued to manage our expenses closely while furthering our strategic initiatives, driving a 50 basis point improvement in our operating expense ratio from the prior year. We are pleased with our team’s ability to deliver consistent, predictable, and superior results for our shareholders.”

“We remain well-positioned to operate effectively in the current economic cycle,” added Mr. Beck. “We ended the quarter with a 30+ day delinquency rate of 7.3%, up 40 basis points from the second quarter, consistent with normal seasonal trends. Our higher-quality originations from credit tightening have kept our first payment default and early-stage delinquency rates below 2019 levels. Recent data indicates a strong labor market, moderating inflation, and real wage growth, but we remain selective in making loans within our tightened credit box. However, with ample liquidity, significant borrowing capacity, and a large addressable market, we stand ready to lean back into growth when justified by the economic conditions and the overall performance of our loan portfolio.”

Third Quarter 2023 Highlights

•
Net income for the third quarter of 2023 was $8.8 million and diluted earnings per share was $0.91.

•
Net finance receivables as of September 30, 2023 were $1.8 billion, an increase of $143.4 million, or 8.9%, from the prior-year period.

- Large loan net finance receivables of $1.3 billion increased $155.4 million, or 13.9%, from the prior-year period and represented 72.6% of the total loan portfolio, compared to 69.4% in the prior-year period.

- Small loan net finance receivables were $474.2 million, a decrease of 1.3% from the prior-year period.

- Total loan originations were $425.1 million in the third quarter of 2023, an increase of $6.4 million, or 1.5%, from the prior-year period.

•
Total revenue for the third quarter of 2023 was $140.9 million, an increase of $9.4 million, or 7.2%, from the prior-year period.

- Interest and fee income increased $9.0 million, or 7.8%, primarily due to higher average net finance receivables.

- Insurance income, net decreased $0.6 million, or 5.0%, due to lower premiums.

•
Provision for credit losses for the third quarter of 2023 was $50.9 million, an increase of $2.9 million, or 5.9%, from the prior-year period.

- Annualized net credit losses as a percentage of average net finance receivables for the third quarter of 2023 were 11.0%, compared to 9.1% in the prior-year period.

- The provision for credit losses for the third quarter of 2023 included a reserve increase of $3.5 million primarily due to portfolio growth during the quarter, partially offset by changes in estimated future macroeconomic impacts on credit losses.

- Allowance for credit losses was $184.9 million as of September 30, 2023, or 10.6% of net finance receivables.

•
As of September 30, 2023, 30+ day contractual delinquencies totaled $128.4 million, or 7.3% of net finance receivables, an increase of 10 basis points compared to September 30, 2022. The 30+ day contractual delinquency compares favorably to the company’s $184.9 million allowance for credit losses as of September 30, 2023.

•
General and administrative expenses for the third quarter of 2023 were $62.1 million, an increase of $3.9 million, or 6.8%, from the prior-year period.

•
The operating expense ratio (annualized general and administrative expenses as a percentage of average net finance receivables) for the third quarter of 2023 was 14.4%, a 50 basis point improvement compared to the prior-year period.

Fourth Quarter 2023 Dividend

The company’s Board of Directors has declared a dividend of $0.30 per common share for the fourth quarter of 2023. The dividend will be paid on December 13, 2023 to shareholders of record as of the close of business on November 22, 2023. The declaration and payment of any future dividend is subject to the discretion of the Board of Directors and will depend on a variety of factors, including the company’s financial condition and results of operations.

Liquidity and Capital Resources

As of September 30, 2023, the company had net finance receivables of $1.8 billion and debt of $1.4 billion. The debt consisted of:

•
$131.3 million on the company’s $420 million senior revolving credit facility,
•
$52.2 million on the company’s aggregate $375 million revolving warehouse credit facilities, and
•
$1.2 billion through the company’s asset-backed securitizations.

As of September 30, 2023, the company’s unused capacity to fund future growth on its revolving credit facilities (subject to the borrowing base) was $613 million, or 77.1%, and the company had available liquidity of $179.2 million, including unrestricted cash on hand and immediate availability to draw down cash from its revolving credit facilities. As of September 30, 2023, the company’s fixed-rate debt as a percentage of total debt was 87%, with a weighted-average coupon of 3.6% and a weighted-average revolving duration of 1.3 years.

The company had a funded debt-to-equity ratio of 4.2 to 1.0 and a stockholders’ equity ratio of 18.7%, each as of September 30, 2023. On a non-GAAP basis, the company had a funded debt-to-tangible equity ratio of 4.4 to 1.0, as of September 30, 2023. Please refer to the reconciliations of non-GAAP measures to comparable GAAP measures included at the end of this press release.

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 327-6837 (toll-free) or (631) 891-4304 (direct). Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will be available on Regional’s website at www.RegionalManagement.com.

A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 19 states across the United States. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management's custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises (including the resurgence of COVID-19), including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(dollars in thousands, except per share amounts)

			Better (Worse)				Better (Worse)
	3Q 23	3Q 22	$	%	YTD 23	YTD 22	$	%
Revenue
Interest and fee income	$125,018	$116,020	$8,998	7.8%	$363,508	$333,422	$30,086	9.0%
Insurance income, net	11,382	11,987	(605)	(5.0)%	33,544	32,751	793	2.4%
Other income	4,478	3,445	1,033	30.0%	12,688	8,998	3,690	41.0%
Total revenue	140,878	131,452	9,426	7.2%	409,740	375,171	34,569	9.2%

Expenses
Provision for credit losses	50,930	48,071	(2,859)	(5.9)%	151,149	124,329	(26,820)	(21.6)%

Personnel	39,832	36,979	(2,853)	(7.7)%	114,848	106,574	(8,274)	(7.8)%
Occupancy	6,315	5,848	(467)	(8.0)%	18,761	17,812	(949)	(5.3)%
Marketing	4,077	3,940	(137)	(3.5)%	11,300	11,139	(161)	(1.4)%
Other	11,880	11,397	(483)	(4.2)%	33,414	31,860	(1,554)	(4.9)%
Total general and administrative	62,104	58,164	(3,940)	(6.8)%	178,323	167,385	(10,938)	(6.5)%

Interest expense	16,947	11,863	(5,084)	(42.9)%	49,953	19,368	(30,585)	(157.9)%
Income before income taxes	10,897	13,354	(2,457)	(18.4)%	30,315	64,089	(33,774)	(52.7)%
Income taxes	2,077	3,286	1,209	36.8%	6,783	15,256	8,473	55.5%
Net income	$8,820	$10,068	$(1,248)	(12.4)%	$23,532	$48,833	$(25,301)	(51.8)%
Net income per common share:
Basic	$0.94	$1.09	$(0.15)	(13.8)%	$2.51	$5.23	$(2.72)	(52.0)%
Diluted	$0.91	$1.06	$(0.15)	(14.2)%	$2.45	$5.01	$(2.56)	(51.1)%
Weighted-average common shares outstanding:
Basic	9,429	9,195	(234)	(2.5)%	9,385	9,329	(56)	(0.6)%
Diluted	9,650	9,526	(124)	(1.3)%	9,613	9,738	125	1.3%
Return on average assets (annualized)	2.0%	2.5%			1.8%	4.3%
Return on average equity (annualized)	10.8%	13.1%			9.8%	21.7%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(dollars in thousands, except par value amounts)

			Increase (Decrease)
	3Q 23	3Q 22	$	%
Assets
Cash	$7,413	$3,140	$4,273	136.1%
Net finance receivables	1,751,009	1,607,598	143,411	8.9%
Unearned insurance premiums	(48,764)	(49,789)	1,025	2.1%
Allowance for credit losses	(184,900)	(179,800)	(5,100)	(2.8)%
Net finance receivables, less unearned insurance premiums and allowance for credit losses	1,517,345	1,378,009	139,336	10.1%
Restricted cash	117,029	113,865	3,164	2.8%
Lease assets	34,864	30,153	4,711	15.6%
Restricted available-for-sale investments	22,510	20,290	2,220	10.9%
Intangible assets	15,048	11,305	3,743	33.1%
Property and equipment	14,157	12,370	1,787	14.4%
Deferred tax assets, net	14,140	16,836	(2,696)	(16.0)%
Other assets	22,834	20,582	2,252	10.9%
Total assets	$1,765,340	$1,606,550	$158,790	9.9%
Liabilities and Stockholders’ Equity
Liabilities:
Debt	$1,372,748	$1,241,039	$131,709	10.6%
Unamortized debt issuance costs	(5,647)	(9,647)	4,000	41.5%
Net debt	1,367,101	1,231,392	135,709	11.0%
Lease liabilities	37,095	32,468	4,627	14.3%
Accounts payable and accrued expenses	30,559	34,237	(3,678)	(10.7)%
Total liabilities	1,434,755	1,298,097	136,658	10.5%
Stockholders’ equity:
Preferred stock ($0.10 par value, 100,000 shares authorized, none issued or outstanding)	—	—	—	—
Common stock ($0.10 par value, 1,000,000 shares authorized, 14,642 shares issued and 9,835 shares outstanding at September 30, 2023 and 14,391 shares issued and 9,584 shares outstanding at September 30, 2022)	1,464	1,439	25	1.7%
Additional paid-in capital	119,507	111,530	7,977	7.2%
Retained earnings	360,155	346,083	14,072	4.1%
Accumulated other comprehensive loss	(398)	(456)	58	12.7%
Treasury stock (4,807 shares at September 30, 2023 and 4,807 shares at September 30, 2022)	(150,143)	(150,143)	—	—
Total stockholders’ equity	330,585	308,453	22,132	7.2%
Total liabilities and stockholders’ equity	$1,765,340	$1,606,550	$158,790	9.9%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(dollars in thousands, except per share amounts)

	Net Finance Receivables
	3Q 23	2Q 23	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	3Q 22	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$474,181	$444,590	$29,591	6.7%	$480,199	$(6,018)	(1.3)%
Large loans	1,271,891	1,238,031	33,860	2.7%	1,116,455	155,436	13.9%
Retail loans	4,937	6,316	(1,379)	(21.8)%	10,944	(6,007)	(54.9)%
Total net finance receivables	$1,751,009	$1,688,937	$62,072	3.7%	$1,607,598	$143,411	8.9%
Number of branches at period end	347	347	—	—	338	9	2.7%
Net finance receivables per branch	$5,046	$4,867	$179	3.7%	$4,756	$290	6.1%

	Averages and Yields
	3Q 23		2Q 23		3Q 22
	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)
Small loans	$459,320	36.6%	$443,601	34.5%	$466,087	35.5%
Large loans	1,257,168	26.3%	1,223,339	26.0%	1,089,225	27.2%
Retail loans	5,647	16.9%	7,191	16.6%	10,935	18.5%
Total interest and fee yield	$1,722,135	29.0%	$1,674,131	28.2%	$1,566,247	29.6%
Total revenue yield	$1,722,135	32.7%	$1,674,131	31.9%	$1,566,247	33.6%

(1) Annualized interest and fee income as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	3Q 23 Compared to 3Q 22
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Small loans	$(601)	$1,260	$(18)	$641
Large loans	11,428	(2,428)	(375)	8,625
Retail loans	(245)	(45)	22	(268)
Product mix	965	(1,106)	141	—
Total increase in interest and fee income	$11,547	$(2,319)	$(230)	$8,998

	Loans Originated (1)
	3Q 23	2Q 23	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	3Q 22	YoY $ Inc (Dec)	YoY % Inc (Dec)
Small loans	$173,074	$149,460	$23,614	15.8%	$173,269	$(195)	(0.1)%
Large loans	251,999	249,514	2,485	1.0%	243,259	8,740	3.6%
Retail loans	—	—	—	—	2,145	(2,145)	(100.0)%
Total loans originated	$425,073	$398,974	$26,099	6.5%	$418,673	$6,400	1.5%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	3Q 23	2Q 23	3Q 22
Net credit losses	$47,430	$54,951	$35,771
Percentage of average net finance receivables (annualized)	11.0%	13.1%	9.1%
Provision for credit losses	$50,930	$52,551	$48,071
Percentage of average net finance receivables (annualized)	11.8%	12.6%	12.3%
Percentage of total revenue	36.2%	39.4%	36.6%
General and administrative expenses	$62,104	$56,896	$58,164
Percentage of average net finance receivables (annualized)	14.4%	13.6%	14.9%
Percentage of total revenue	44.1%	42.6%	44.2%
Same store results (1):
Net finance receivables at period-end	$1,684,757	$1,636,131	$1,552,740
Net finance receivable growth rate	4.9%	7.2%	19.2%
Number of branches in calculation	330	329	315

(1) Same store sales reflect the change in year-over-year sales for the comparable branch base. The comparable branch base includes those branches open for at least one year.

	Contractual Delinquency by Aging
	3Q 23		2Q 23		3Q 22
Allowance for credit losses	$184,900	10.6%	$181,400	10.7%	$179,800	11.2%
Current	1,472,931	84.2%	1,433,787	84.9%	1,356,134	84.4%
1 to 29 days past due	149,648	8.5%	138,810	8.2%	135,468	8.4%
Delinquent accounts:
30 to 59 days	36,502	2.1%	33,676	2.0%	32,295	2.0%
60 to 89 days	28,130	1.6%	24,931	1.5%	25,375	1.6%
90 to 119 days	23,420	1.3%	20,041	1.1%	21,720	1.3%
120 to 149 days	21,309	1.2%	18,087	1.1%	17,503	1.1%
150 to 179 days	19,069	1.1%	19,605	1.2%	19,103	1.2%
Total contractual delinquency	$128,430	7.3%	$116,340	6.9%	$115,996	7.2%
Total net finance receivables	$1,751,009	100.0%	$1,688,937	100.0%	$1,607,598	100.0%
1 day and over past due	$278,078	15.8%	$255,150	15.1%	$251,464	15.6%

	Contractual Delinquency by Product
	3Q 23		2Q 23		3Q 22
Small loans	$45,438	9.6%	$40,894	9.2%	$49,906	10.4%
Large loans	82,256	6.5%	74,637	6.0%	64,922	5.8%
Retail loans	736	14.9%	809	12.8%	1,168	10.7%
Total contractual delinquency	$128,430	7.3%	$116,340	6.9%	$115,996	7.2%

	Income Statement Quarterly Trend
	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$116,020	$117,432	$120,407	$118,083	$125,018	$6,935	$8,998
Insurance income, net	11,987	10,751	10,959	11,203	11,382	179	(605)
Other income	3,445	3,833	4,012	4,198	4,478	280	1,033
Total revenue	131,452	132,016	135,378	133,484	140,878	7,394	9,426
Expenses
Provision for credit losses	48,071	60,786	47,668	52,551	50,930	1,621	(2,859)
Personnel	36,979	34,669	38,597	36,419	39,832	(3,413)	(2,853)
Occupancy	5,848	5,997	6,288	6,158	6,315	(157)	(467)
Marketing	3,940	4,239	3,379	3,844	4,077	(233)	(137)
Other	11,397	10,238	11,059	10,475	11,880	(1,405)	(483)
Total general and administrative	58,164	55,143	59,323	56,896	62,104	(5,208)	(3,940)
Interest expense	11,863	14,855	16,782	16,224	16,947	(723)	(5,084)
Income before income taxes	13,354	1,232	11,605	7,813	10,897	3,084	(2,457)
Income taxes	3,286	(1,159)	2,916	1,790	2,077	(287)	1,209
Net income	$10,068	$2,391	$8,689	$6,023	$8,820	$2,797	$(1,248)
Net income per common share:
Basic	$1.09	$0.26	$0.93	$0.64	$0.94	$0.30	$(0.15)
Diluted	$1.06	$0.25	$0.90	$0.63	$0.91	$0.28	$(0.15)
Weighted-average shares outstanding:
Basic	9,195	9,199	9,325	9,399	9,429	(30)	(234)
Diluted	9,526	9,411	9,622	9,566	9,650	(84)	(124)

	Balance Sheet Quarterly Trend
	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	$1,606,550	$1,724,987	$1,701,114	$1,723,616	$1,765,340	$41,724	$158,790
Net finance receivables	$1,607,598	$1,699,393	$1,676,230	$1,688,937	$1,751,009	$62,072	$143,411
Allowance for credit losses	$179,800	$178,800	$183,800	$181,400	$184,900	$3,500	$5,100
Debt	$1,241,039	$1,355,359	$1,329,677	$1,344,855	$1,372,748	$27,893	$131,709

	Other Key Metrics Quarterly Trend
	3Q 22	4Q 22	1Q 23	2Q 23	3Q 23	QoQ Inc (Dec)	YoY Inc (Dec)
Interest and fee yield (annualized)	29.6%	28.5%	28.5%	28.2%	29.0%	0.8%	(0.6)%
Efficiency ratio (1)	44.2%	41.8%	43.8%	42.6%	44.1%	1.5%	(0.1)%
Operating expense ratio (2)	14.9%	13.4%	14.0%	13.6%	14.4%	0.8%	(0.5)%
30+ contractual delinquency	7.2%	7.1%	7.2%	6.9%	7.3%	0.4%	0.1%
Net credit loss ratio (3)	9.1%	15.0%	10.1%	13.1%	11.0%	(2.1)%	1.9%
Book value per share	$32.18	$32.41	$33.06	$32.71	$33.61	$0.90	$1.43

(1) General and administrative expenses as a percentage of total revenue.

(2) Annualized general and administrative expenses as a percentage of average net finance receivables.

(3) Annualized net credit losses as a percentage of average net finance receivables.

	Averages and Yields
	YTD 23		YTD 22
	Average Net Finance Receivables	Average Yield (1)	Average Net Finance Receivables	Average Yield (1)
Small loans	$456,893	35.4%	$448,175	35.8%
Large loans	1,232,170	26.1%	1,032,273	27.4%
Retail loans	7,252	17.5%	10,796	18.4%
Total interest and fee yield	$1,696,315	28.6%	$1,491,244	29.8%
Total revenue yield	$1,696,315	32.2%	$1,491,244	33.5%

(1) Annualized interest and fee income as a percentage of average net finance receivables.

	Components of Increase in Interest and Fee Income
	YTD 23 Compared to YTD 22
	Increase (Decrease)
	Volume	Rate	Volume & Rate	Total
Small loans	$2,338	$(1,208)	$(24)	$1,106
Large loans	41,004	(9,624)	(1,864)	29,516
Retail loans	(488)	(71)	23	(536)
Product mix	2,997	(2,956)	(41)	—
Total increase in interest and fee income	$45,851	$(13,859)	$(1,906)	$30,086

	Loans Originated (1)
	YTD 23	YTD 22	YTD $ Inc (Dec)	YTD % Inc (Dec)
Small loans	$432,018	$481,644	$(49,626)	(10.3)%
Large loans	695,084	682,110	12,974	1.9%
Retail loans	146	7,206	(7,060)	(98.0)%
Total loans originated	$1,127,248	$1,170,960	$(43,712)	(3.7)%

(1) Represents the principal balance of loan originations and refinancings.

	Other Key Metrics
	YTD 23	YTD 22
Net credit losses	$145,049	$103,829
Percentage of average net finance receivables (annualized)	11.4%	9.3%
Provision for credit losses	$151,149	$124,329
Percentage of average net finance receivables (annualized)	11.9%	11.1%
Percentage of total revenue	36.9%	33.1%
General and administrative expenses	$178,323	$167,385
Percentage of average net finance receivables (annualized)	14.0%	15.0%
Percentage of total revenue	43.5%	44.6%

Non-GAAP Financial Measures

In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. The company’s management utilizes non-GAAP measures as additional metrics to aid in, and enhance, its understanding of the company’s financial results. Tangible equity and the funded debt-to-tangible equity ratio are non-GAAP measures that adjust GAAP measures to exclude intangible assets. Management uses these equity measures to evaluate and manage the company’s capital and leverage position. The company also believes that these equity measures are commonly used in the financial services industry and provide useful information to users of the company’s financial statements in the evaluation of its capital and leverage position.

This non-GAAP financial information should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. In addition, the company’s non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies. The following tables provide a reconciliation of GAAP measures to non-GAAP measures.

	3Q 23
Debt	$1,372,748
Total stockholders' equity	330,585
Less: Intangible assets	15,048
Tangible equity (non-GAAP)	$315,537
Funded debt-to-equity ratio	4.2	x
Funded debt-to-tangible equity ratio (non-GAAP)	4.4	x